Exhibit 5.1

1001 Pennsylvania Avenue, NW, Washington, DC 20004-2595 ∎ p202 624-2500 ∎ f202 628-5116

August 14, 2024

Rekor Systems, Inc.

6721 Columbia Gateway Drive

Suite 400

Columbia, MD 21046

Attn: David P. Desharnais

Re:	Rekor Systems, Inc.

Ladies and Gentlemen:

We are acting as counsel to Rekor Systems, Inc., a Delaware corporation (the “Company”), and are rendering this opinion in connection with the registration by the Company of the offer and sale of up to $15,000,000 of its common stock, par value $0.0001 per share (the “Shares”), pursuant to the terms of the Pre-Paid Advance Agreement, dated August 14, 2024 (the “Agreement”) between the Company and YA II PN, Ltd., a Cayman Islands exempt limited company. The Shares are being offered and sold pursuant to a Registration Statement on Form S-3 (Registration No. 333-281042) filed with the Securities and Exchange Commission (the “Commission”) on July 26, 2024, under the Securities Act of 1933, as amended (the “Act”), and declared effective by the SEC on August 6, 2024 (the “Registration Statement”).

This opinion is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

As counsel to the Company, in connection with this opinion, we have examined and relied upon the originals, or copies certified to our satisfaction, of such records, documents, certificates, opinions, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below, including (i) the Registration Statement, together with the exhibits thereto and the documents incorporated by reference therein, (ii) the base prospectus, dated August 14, 2024, together with the documents incorporated by reference therein, filed with the Registration Statement (the “Base Prospectus”), and the prospectus supplement, dated August 14, 2024, in the form filed with the Commission pursuant to Rule 424(b) of the Securities Act relating to the offering of the Shares (the “Prospectus Supplement” and, together with the Base Prospectus, the “Prospectus”), (iii) the organizational documents of the Company, including the Company’s Amended and Restated Certificate of Incorporation, as amended and currently in effect, and the Company’s Amended and Restated Bylaws, as currently in effect, (iv) minutes and records of the corporate proceedings of the Company with respect to the authorization of the sale and issuance of the Shares and (v) the Agreement. With the Company’s consent, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters. We have assumed the genuineness and authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof and the due authorization, execution and delivery of all documents where due authorization, execution and delivery are a prerequisite to the effectiveness thereof.

Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, we are of the opinion that the Shares are duly authorized, and when the Shares are registered by the Company’s transfer agent and delivered against payment of the agreed consideration therefor, all in accordance with the Agreement, the Shares will be validly issued, fully paid and non-assessable.

The foregoing opinion is limited to the General Corporation Law of the State of Delaware and the federal laws of the United States of America.

This opinion is for the Company’s benefit in connection with the Registration Statement and may be relied upon by the Company and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We hereby consent to the filing of this opinion as an exhibit to the Current Report on Form 8-K dated as of the date hereof filed by the Company and incorporated by reference into the Registration Statement. In addition, we consent to the reference to us under the caption “Legal Matters” in the Prospectus constituting a part of the Registration Statement. In giving such consent we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder.

Very truly yours,

/s/ Crowell & Moring LLP

Crowell & Moring LLP